SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2004

HMS Holdings Corp.

(Exact name of registrant as specified in its charter)

New York	0-50194	11-3656261
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of principal executive offices, zip code)

(212) 725-7965
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year,
if changed since last report.)

Item 5. Other Events and Required FD Disclosure.

     On April 15, 2004, HMS Holdings Corp. (the “Company”) announced that its Executive Vice President and Chief Financial Officer Philip Rydzewski has informed the Company of his intention to leave the Company.

     Attached as Exhibit 99.1 and incorporated herein by reference in its entirety is a copy of a press release dated April 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2004

HMS Holdings Corp.

By: /s/ William F. Miller III

William F. Miller III Chairman and Chief Executive Officer (Principal Executive Officer)